UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2014, Watson Laboratories, Inc., an indirect wholly-owned subsidiary of Actavis plc (the “Company”) and Janssen Pharmaceuticals, Inc. (“JPI”) (f/k/a Ortho-McNeil-Janssen Pharmaceuticals, Inc.) entered into an amendment (the “Amendment”) to the Supply Agreement (the “Supply Agreement”), dated as of November 1, 2010, by and between Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Watson Laboratories, Inc. Under the terms of the Supply Agreement, JPI manufactures and supplies the Company with all dosage strengths of the authorized generic version of Concerta® (methylphenidate hydrochloride extended-release tablets).

Pursuant to the Amendment, JPI will continue to manufacture and supply the Company with all dosage strengths of the authorized generic product, and the Company will continue to market and distribute the product in the United States. JPI will receive 50 percent of the net sales from the Company’s product. The Amendment extends the expiration of the Supply Agreement from December 31, 2014 until December 31, 2017.

The foregoing description is qualified in its entirety by reference to the text of Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On May 15, 2014, the Company issued a press release announcing the Amendment, a copy of which is furnished herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

10.1	Amendment to Supply Agreement, effective as of May 14, 2014, by and between Janssen Pharmaceuticals, Inc. and Watson Laboratories, Inc. *

99.1	Press Release of Actavis plc entitled “Actavis Extends Exclusive Agreement to Distribute Authorized Generic Concerta®” dated May 15, 2014.

*	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014

ACTAVIS plc

By:	/s/ David A. Buchen
	Name:	David A. Buchen

	Title:	Chief Legal Officer – Global and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Supply Agreement, effective as of May 14, 2014, by and between Janssen Pharmaceuticals, Inc. and Watson Laboratories, Inc. *

99.1	Press Release of Actavis plc entitled “Actavis Extends Exclusive Agreement to Distribute Authorized Generic Concerta®” dated May 15, 2014.

*	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.